UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange
6.00% Series B Participating Preferred Stock	FPI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 28, 2021, Farmland Partners Inc. (the “Company”) issued a press release related to the conversion (as described in Item 8.01 below), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on September 28, 2021, the Company published an investor presentation related to the conversion on its website, www.farmlandpartners.com, under the section “Investor Relations – Presentations and Other Materials.”

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On September 28, 2021, the Company delivered notice of conversion (the “Series B Conversion Notice”) to the holders of its 6.00% Series B Participating Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), pursuant to its election to convert all of its outstanding Series B Preferred Stock, or approximately 5.8 million shares of Series B Series Preferred Stock. In connection with the conversion, on October 4, 2021, each share of Series B Preferred Stock will be cancelled and represent solely the right to receive 2.0871798 shares of the Company’s Common Stock, $0.01 par value per share. Pursuant to the Articles Supplementary governing the terms of the Series B Preferred Stock, no fractional shares of Common Stock will be issued upon conversion of the Series B Preferred Stock and holders of the Series B Preferred Stock will instead receive cash in lieu of fractional shares to which they otherwise would be entitled upon conversion. The shares of Series B Preferred Stock are expected to be de-listed from, and the shares of Common Stock issuable upon conversion are expected to be listed on, the New York Stock Exchange as of market close on October 4, 2021.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press release dated September 28, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: September 28, 2021	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer